Registration No. 333-188742

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549
FORM S-8/A
 (Post-Effective Amendment No. 1)
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
RepliCel Life Sciences Inc.
(Exact name of registrant as specified in its charter)

Nevada	N/A
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Suite 900 – 570 Granville Street, Vancouver, British Columbia, Canada V6C 3P1
(Address of Principal Executive Offices) (Zip Code)

2010 Stock Option Plan
(Full title of the plan)

Lee Bucker, President & CEO Suite 900 – 570 Granville Street Vancouver, British Columbia, Canada V6C 3P1
(Name and address of agent for service)

604.248.8730
(Telephone number, including area code, of agent for service)
Copies of all communications to:
Clark Wilson LLP
Attention:  Virgil Hlus
Suite 900 - 885 West Georgia Street
Vancouver, British Columbia V6C 3H1, Canada
Telephone: (604) 687-5700
Facsimile: (604) 687-6314
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and smaller reporting company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer [ ]	Accelerated filer [ ]	Non-accelerated filer [X]
If an emerging growth company that prepares its financial statements in according with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [   ]

DEREGISTRATION OF SECURITIES
This post-effective amendment No. 1 on Form S-8 (the “Post-Effective Amendment”) relates to the registration statement on Form S-8 (File No. 333-188742) (the “Registration Statement”) of RepliCel Life Sciences Inc. (the “Registrant”) filed with the Securities and Exchange Commission on May 21, 2013. Pursuant to the Registration Statement, the Registrant registered certain shares of its common stock issued or issuable pursuant to its 2010 Stock Option Plan.
The Registrant is filing this Post-Effective Amendment to deregister 4,666,860 shares (the “Shares”), being all of the shares registered under the Registration Statement that remain unissued as of the date hereof.  The Registrant is deregistering the Shares because the Registrant does not expect the holders of any outstanding stock options granted pursuant to its 2010 stock option plan will exercise the stock options and any future issuances of shares of its common stock pursuant to its 2010 stock option plan are expected to occur in reliance on one or more exemptions from the registration requirements of the Securities Act of 1933.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, British Columbia, Canada, on May 3, 2018.

RepliCel Life Sciences Inc.

By:

/s/ Lee Buckler
Lee Buckler
President and Chief Executive Officer,
 and Director
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

/s/ Lee Buckler
Lee Buckler
President, Chief Executive Officer
 and Director
(Principal Executive Officer)
Date:  May 7, 2018

/s/ Tom Kordyback
Tom Kordyback
Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)
Date:  May 7, 2018

/s/ David Hall
David Hall
Director
Date:  May 7, 2018

/s/ Peter Lewis
Peter Lewis
Director
Date:  May 7, 2018